Investor Contact: Dave Crawford
Avanos Medical, Inc.
470-448-5177
Investor.Relations@Avanos.com

Media Contact: Elizabeth Volpe
Brunswick Group
212-333-3810
Avanos@BrunswickGroup.com

Avanos Medical, Inc. Announces Second Quarter 2019 Results,
Completes Acquisition of NeoMed, Inc.,
Announces Agreement to Acquire Substantially All the Assets of Summit Medical Products, Inc.,
Announces Partnership Agreement with BioQ Pharma

ALPHARETTA, Ga., Aug. 6, 2019/PRNewswire/ -- Avanos Medical, Inc. (NYSE: AVNS) today reported second quarter 2019 results and revised its full-year 2019 outlook.

“I’m pleased we delivered sales and earnings in line with our expectations, driven by continued momentum in Coolief and our market-leading Chronic Care business. Last week, we went live with our new IT system, which is a major catalyst in our cost transformation and will create operating efficiency for our organization going forward,” stated Joe Woody, Avanos’ chief executive officer. “We continued to deploy capital to generate shareholder value, by completing the acquisition of NeoMed, Inc. and signing an agreement to acquire Summit Medical Products, a leading developer and manufacturer of electronic infusion pumps, which complements our Acute Pain business.”
Woody continued, “While we continue to anticipate results will accelerate in the second half, we do expect the headwinds impacting our Acute Pain business to remain through the balance of the year. Overall, we are on track to achieve our 2019 priorities and we continue to advance our transformation.”

Second Quarter 2019 Financial Highlights

•	Net sales totaled $172 million, a 7 percent increase from the prior year.

•	Net loss for the quarter was $8 million, compared to net income of $35 million in the prior year.

•	Adjusted income from continuing operations totaled $14 million, compared to $10 million a year ago.

•	Diluted earnings per share were $(0.17), compared to $0.73 a year ago.

•	Adjusted diluted earnings per share from continuing operations were $0.28, compared to $0.20 in the prior year.

•
The company revised its full-year 2019 outlook to include the NeoMed acquisition, and now expects net sales growth of 8 to 10 percent and adjusted diluted earnings per share at the low-end of its range of $1.15 to $1.25.

Operational and Business Highlights

•	On June 18, the company approved the third and final phase of its multi-year restructuring plan, which will optimize procurement, manufacturing, and supply chain operations.

•
On July 8, the company completed the acquisition of the remaining 80.1 percent of NeoMed, Inc. for approximately $28 million. Its portfolio of enteral feeding and delivery solutions for neonatal and pediatric patients strengthens Avanos’ Digestive Health franchise.

•
The company announced an agreement to acquire substantially all the assets of Summit Medical Products Inc. for approximately $18 million and the deal is expected to close in August. Summit develops and markets electronic ambulatory infusion pumps for post-surgical pain management, which complements Avanos’ Acute Pain portfolio.

•	As part of the company’s commitment to open innovation, it signed a partnership agreement with BioQ Pharma, which designs ready-to-use delivery systems for infusible drugs.

•	The company continued its cost structure transformation with the deployment of a new IT system in its North America and Asia Pacific regions, on August 1.

Second Quarter 2019 Operating Results
Net sales totaled $172 million, a 7 percent increase compared to the prior year, including Game Ready, which contributed 6 percent of the growth. Excluding Game Ready, continued solid demand in Chronic Care and Interventional Pain from Coolief was partially offset by lower volume in Acute Pain, resulting in 5 percent organic volume. Growth was partially offset by 3 percent unfavorable product mix and price and 1 percent unfavorable currency rates.

Operating loss was $10 million compared to income of $9 million a year ago. On an adjusted basis, operating profit totaled $20 million, compared to $16 million a year ago, which includes $9 million of costs previously allocated to the Surgical and Infection Prevention business (S&IP). Higher sales volumes were partially offset by expected dis-synergies due to the S&IP divestiture and investments in direct-to-patient advertising, clinical studies, and sales force expansion to fuel growth.

Adjusted EBITDA for the quarter was $23 million, compared to $36 million in the prior year.

First Six Months 2019 Operating Results
Net sales totaled $336 million, a 6 percent increase compared to the comparable period in 2018, including Game Ready. Excluding Game Ready which contributed 6 percent of growth, continued demand in Interventional Pain, Digestive Health and Respiratory Health, was partially offset by lower volume in Acute Pain, resulting in 3 percent organic volume. Performance was also impacted by 2 percent unfavorable product mix and price and 1 percent unfavorable currency rates.

Operating loss was $34 million compared to a profit of $2 million in the first half of 2018. On an adjusted basis, operating profit from continuing operations totaled $30 million compared to $18 million in 2018, which includes $37 million of costs previously allocated to the S&IP business. Volume growth was offset by increased investment for growth and dis-synergies due to the S&IP business.

In the first six months, adjusted EBITDA was $37 million compared to $95 million in 2018.

Cash Flow and Balance Sheet
Cash from operations less capital expenditures, or free cash flow, for the second quarter was an outflow of $55 million compared to an outflow of $108 million a year ago. The outflow was due primarily to a net loss and capital expenditures. The company’s cash balance was $288 million at the end of the quarter, compared to $385 million at year-end 2018.

Total debt at the end of the second quarter was $248 million, consisting of unsecured notes, even compared to year-end 2018.

2019 Key Planning Assumptions

The company revised its full-year 2019 outlook for net sales growth, in constant currency, from 6 to 8 percent to 8 to 10 percent, which includes Game Ready and now NeoMed and adjusted diluted earnings per share from $1.15 to $1.35 to $1.15 to $1.25. Additionally, the other key planning assumptions that it provided on its year-end 2018 conference call, on February 26, remain unchanged.

Non-GAAP Financial Measures
This press release and the accompanying tables include the following financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S., or GAAP, and are therefore referred to as non-GAAP financial measures:

•	Adjusted net income

•	Adjusted diluted earnings per share

•	Adjusted gross and operating profit

•	Adjusted effective tax rate

•	Adjusted EBITDA

•	Free cash flow

These non-GAAP financial measures exclude the following items, as applicable, for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures:
• Expenses associated with restructuring activities, including IT-related charges.

•	Expenses associated with the divestiture of the S&IP business.

•	The gain on sale and associated expenses related to the divestiture of the S&IP business.

•	Expenses associated with the amortization of intangible assets associated with prior business acquisitions.
• The positive or negative effect of changes in currency exchange rates during the year.
• Expenses associated with certain litigation matters.

•	Prior year charges associated with internal policy changes.
• Certain acquisition and integration charges related to the acquisition of Game Ready and NeoMed.
• Benefit associated with regulatory tax reform.
The company provides these non-GAAP financial measures as supplemental information to our GAAP financial measures. Management and the company’s Board of Directors use net sales on a constant currency basis, adjusted net income, adjusted diluted earnings per share, adjusted operating profit, adjusted EBITDA, and free cash flow to (a) evaluate the company’s historical and prospective financial performance and its performance relative to its competitors, (b) allocate resources and (c) measure the operational performance of the company’s business units and their managers. Management also believes that the use of an adjusted effective tax rate provides improved insight into the tax effects of our ongoing business operations.
Additionally, the Compensation Committee of the company’s Board of Directors will use certain of the non-GAAP financial measures when setting and assessing achievement of incentive compensation goals. These goals are based, in part, on the company’s net sales on a constant currency basis and adjusted EBITDA, which will be determined by excluding certain items that are used in calculating these non-GAAP financial measures.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the attached financial tables.

Conference Call Webcast
Avanos Medical, Inc. will host a conference call today at 9 a.m. ET. The conference call can be accessed live over the Internet at https://avanos.investorroom.com or via telephone by dialing 877-240-5772 in the United States. A replay of the call will be available at noon ET today by calling 877-344-7529 in the United States and entering passcode 10133050. A webcast of the call will also be archived in the Investors section on the Avanos website.

About Avanos Medical, Inc.
Avanos Medical (NYSE: AVNS) is a medical device company focused on delivering clinically superior breakthrough solutions that will help patients get back to the things that matter. Headquartered in Alpharetta, Georgia, Avanos is committed to creating the next generation of innovative healthcare solutions which will address our most important healthcare needs, such as reducing the use of opioids while helping patients move from surgery to recovery. Avanos develops, manufactures and markets its recognized brands in more than 90 countries. For more information, visit www.avanos.com.

Forward-Looking Statements
This press release contains information that includes or is based on “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the current plans and expectations of management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may”, “believe”, “will”, “expect”, “project”, “estimate”, “anticipate”, “plan”, or “continue” and similar expressions, among others. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; shortage in drugs used in our Acute Pain products or other disruptions in our supply chain; S&IP separation execution; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the impact of investigative and legal proceedings and compliance risks; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; and changes in the competitive environment. Additional information concerning these and other factors that may impact future results is contained in our filings with the U.S. Securities and Exchange Commission, including our most recent Form 10-K and Quarterly Reports on Form 10-Q.

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	Change	2019	2018	Change
Net Sales	$172.2	$160.9	7.0%	336.4	317.3	6.0%
Cost of products sold	73.5	66.2	11.0	138.9	131.5	5.6
Gross Profit	98.7	94.7	4.2	197.5	185.8	6.3
Research and development expenses	9.5	10.8	(12.0)	19.7	20.7	(4.8)
Selling and general expenses	94.7	79.8	18.7	201.1	166.2	21.0
Other expense, net	4.3	(4.7)	N.M.	11.1	(2.9)	N.M.
Operating (Loss) Income	(9.8)	8.8	N.M.	(34.4)	1.8	(2,011.1)
Interest income	2.0	2.2	(9.1)	4.4	3.2	N.M.
Interest expense	(3.5)	(9.9)	(64.6)	(7.2)	(18.7)	(61.5)
(Loss) Income Before Income Taxes	(11.3)	1.1	N.M.	(37.2)	(13.7)	171.5
Income tax benefit	3.3	0.2	N.M.	8.9	3.7	140.5
(Loss) Income from Continuing Operations	(8.0)	1.3	N.M.	(28.3)	(10.0)	N.M.
Income from discontinued operations, net of tax	—	34.0	N.M.	—	65.5	N.M.
Net (Loss) Income	$(8.0)	$35.3	N.M.	(28.3)	55.5	N.M.

Interest expense, net	1.5	7.7	(80.5)	2.8	15.5	(81.9)
Income tax (benefit) provision	(3.3)	67.7	N.M.	(8.9)	73.8	N.M.
Depreciation and amortization	8.5	7.8	9.0	16.9	15.6	8.3
EBITDA	$(1.3)	$118.5	N.M.	$(17.5)	$160.4	N.M.

Basic (Loss) Earnings Per Share
Continuing operations	$(0.17)	$0.03	N.M.	$(0.60)	$(0.21)	N.M.
Discontinued operations	—	0.72	(100.0)	—	1.39	(100.0)
Net income	$(0.17)	$0.75	N.M.	$(0.60)	$1.18	N.M.
Diluted (Loss) Earnings Per Share
Continuing operations	$(0.17)	$0.03	N.M.	(0.60)	(0.21)	N.M.
Discontinued operations	—	0.70	(100.0)	—	1.39	(100.0)
Net income	$(0.17)	$0.73	N.M.	(0.60)	1.18	N.M.

Common Shares Outstanding
Basic	47.6	47.1		47.5	47.0
Diluted	47.6	48.2		47.5	47.0

AVANOS MEDICAL, INC.
DISCONTINUED OPERATIONS SUMMARY
(unaudited)
(in millions, except per share amounts)

	Income from Discontinued Operations
	Three Months Ended June 30, 2018	Six Months Ended June 30, 2018
Net Sales	$89.0	$353.0
Cost of products sold	65.8	260.3
Research and development	0.2	1.1
Selling and general expenses	10.9	38.1
Gain on Divestiture	(89.9)	(89.9)
Other expense, net	0.1	0.4
Income before income taxes	101.9	143.0
Tax provision	(67.9)	(77.5)
Income from Discontinued Operations, net of tax	$34.0	$65.5

Earning per share from discontinued operations:
Basic	$0.72	$1.39
Diluted	0.70	1.39

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Gross Profit
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
As reported	$98.7	$94.7	$197.5	$185.8
Gross profit margin, as reported	57.3%	58.9%	58.7%	58.6%

Restructuring and IT charges	1.2	0.6	1.8	0.6
Post divestiture transition charges	2.4	—	2.8	—
Intangibles amortization	1.1	1.0	2.4	1.9

As adjusted non-GAAP	$103.4	$96.3	$204.5	$188.3
Gross profit margin, as adjusted	60.0%	59.9%	60.8%	59.3%

	Operating (Loss) Profit(a)
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
As reported	$(9.8)	$8.8	$(34.4)	$1.8

Restructuring and IT charges(b)	5.8	3.9	7.8	6.8
Post divestiture transition charges(c)	13.5	(3.3)	32.2	(3.3)
Acquisition-related charges	0.7	0.3	1.4	0.3
Litigation and legal(d)	4.7	1.2	13.4	2.9
Intangibles amortization	4.6	4.7	9.5	9.2

As adjusted non-GAAP	$19.5	$15.6	$29.9	$17.7
__________________________________________________

(a)	For the three and six months ended June 30, 2018, operating profit includes $9.1 million and $37.0 million, respectively, of costs no longer allocated to the S&IP business.

(b)	Except for amounts impacting gross profit (see “Gross Profit” table), restructuring and IT charges are included in “Selling and general expenses.”

(c)
In the three and six months ended June 30, 2019, post divestiture transition charges includes $2.4 million and $2.8 million, respectively, in “Cost of products sold” (see “Gross Profit” table), $11.9 million and $32.2 million, respectively, in “Selling and general expenses” and $0.8 million and $2.8 million, respectively, of income in “Other expense, net.”

(d)
In the six months ended June 30, 2019, acquisition related charges includes $0.1 million in “Research and development expenses” and the remaining acquisition related charges are included in “Selling and general expenses” for the three and six months ended June 30, 2019.

(e)	Litigation and legal expenses are included in “Other expense, net.”

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	(Loss) Income Before Taxes
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
As reported	$(11.3)	$1.1	$(37.2)	$(13.7)

Restructuring and IT charges	5.8	3.9	7.8	6.8
Post divestiture transition charges	13.5	(3.3)	32.2	(3.3)
Term Loan B retirement loss	—	4.2	—	4.2
Acquisition-related charges	0.7	0.3	1.4	0.3
Litigation and legal	4.7	1.2	13.4	2.9
Intangibles amortization	4.6	4.7	9.5	9.2

As adjusted non-GAAP	$18.0	$12.1	$27.1	$6.4

	Tax (Provision) Benefit
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
As reported	$3.3	$0.2	$8.9	$3.7
Effective tax rate, as reported	29.2%	(18.2)%	23.9%	27.0%

Tax effects of adjusting items	(7.8)	(2.6)	(15.6)	(5.1)

As adjusted non-GAAP	$(4.5)	$(2.4)	$(6.7)	$(1.4)
Effective tax rate, as adjusted	25.0%	19.8%	24.7%	21.9%

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	(Loss) Income from Continuing Operations
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
As reported	$(8.0)	$1.3	$(28.3)	$(10.0)
Diluted EPS, as reported	$(0.17)	$0.03	$(0.60)	$(0.21)

Restructuring and IT charges	5.8	3.9	7.8	6.8
Post divestiture transition charges	13.5	(3.3)	32.2	(3.3)
Term Loan B retirement loss	—	4.2	—	4.2
Acquisition-related charges	0.7	0.3	1.4	0.3
Litigation and legal	4.7	1.2	13.4	2.9
Intangibles amortization	4.6	4.7	9.5	9.2
Tax effects	(7.8)	(2.6)	(15.6)	(5.1)

As adjusted non-GAAP	$13.5	$9.7	$20.4	$5.0
Diluted EPS, as adjusted	$0.28	$0.20	$0.43	$0.11

	Income from Discontinued Operations, net of tax
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
As reported	$—	$34.0	$—	$65.5
Diluted EPS, as reported	$—	$0.70	$—	$1.39

Divestiture-related charges	—	5.2	—	17.4
Gain on Divestiture	—	(89.9)	—	(89.9)
Tax provision	—	64.1	—	60.9

As adjusted non-GAAP	$—	$13.4	$—	$53.9
Diluted EPS, as adjusted	$—	$0.28	$—	$1.15

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Net (Loss) Income
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
As reported	$(8.0)	$35.3	$(28.3)	$55.5
Diluted EPS, as reported	$(0.17)	$0.73	$(0.60)	$1.18

Restructuring and IT charges	5.8	3.9	7.8	6.8
Post Divestiture transition charges	13.5	(3.3)	32.2	(3.3)
Divestiture-related charges	—	5.2	—	17.4
Gain on Divestiture	—	(89.9)	—	(89.9)
Term Loan B retirement loss	—	4.2	—	4.2
Acquisition-related charges	0.7	0.3	1.4	0.3
Litigation and legal	4.7	1.2	13.4	2.9
Intangibles amortization	4.6	4.7	9.5	9.2
Tax provision	(7.8)	61.5	(15.6)	55.8

As adjusted non-GAAP	$13.5	$23.1	$20.4	$58.9
Diluted EPS, as adjusted	$0.28	$0.48	$0.43	$1.25

	EBITDA
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
EBITDA, as reported	$(1.3)	$118.5	$(17.5)	$160.4

Restructuring and IT charges	5.8	3.9	7.8	6.8
Post Divestiture transition charges	13.5	(3.3)	32.2	(3.3)
Divestiture-related charges	—	5.2	—	17.4
Gain on Divestiture	—	(89.9)	—	(89.9)
Acquisition-related charges	0.7	0.3	1.4	0.3
Litigation and legal	4.7	1.2	13.4	2.9

Adjusted EBITDA	$23.4	$35.9	$37.3	$94.6

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Free Cash Flow
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Cash used in operating activities	$(31.9)	$(96.7)	$(55.0)	$(70.4)
Capital expenditures	(22.9)	(11.1)	(35.4)	(20.7)
Free Cash Flow	$(54.8)	$(107.8)	$(90.4)	$(91.1)

2019 OUTLOOK

	Estimated Range
Diluted earnings per share (GAAP)	$(0.79)	to	$(0.42)
Intangibles amortization	0.30	to	0.30
Restructuring and IT charges	0.35	to	0.24
Post Divestiture-related charges	0.87	to	0.79
Acquisition and integration expenses	0.10	to	0.07
Other	0.32	to	0.27
Adjusted diluted earnings per share (non-GAAP)	$1.15	to	$1.25

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	June 30, 2019	December 31, 2018
ASSETS
Current Assets
Cash and cash equivalents	$288.1	$384.5
Accounts receivable, net of allowances	124.3	150.5
Inventories	133.9	121.4
Prepaid expenses and other current assets	26.2	57.2
Total Current Assets	572.5	713.6
Property, Plant and Equipment, net	174.4	154.1
Operating lease right of use assets	67.2	—
Goodwill	782.3	783.6
Other Intangible Assets, net	158.5	168.2
Deferred Tax Assets	13.3	6.3
Other Assets	15.2	7.6
TOTAL ASSETS	$1,783.4	$1,833.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of operating lease obligations	$14.7	$—
Trade accounts payable	99.4	169.9
Accrued expenses	72.9	94.4
Total Current Liabilities	187.0	264.3
Long-Term Debt	247.8	247.7
Operating lease obligations	65.5	—
Deferred Tax Liabilities	0.6	4.4
Other Long-Term Liabilities	5.6	19.8
TOTAL LIABILITIES	506.5	536.2
Stockholders’ Equity	1,276.9	1,297.2
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,783.4	$1,833.4

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(unaudited)
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Operating Activities
Net (loss) income	$(8.0)	$35.3	$(28.3)	$55.5
Depreciation and amortization	8.5	7.8	16.9	15.6
Net gain on the Divestiture	—	(98.4)	—	(98.4)
Net loss (gain) on asset dispositions	0.3	(0.2)	0.5	0.6
Changes in operating assets and liabilities	(32.3)	(31.2)	(48.2)	(37.8)
Deferred income taxes and other	(0.4)	(10.0)	4.1	(5.9)
Cash Used in Operating Activities	(31.9)	(96.7)	(55.0)	(70.4)
Investing Activities
Capital expenditures	(22.9)	(11.1)	(35.4)	(20.7)
Acquisition of business, net of cash acquired	(7.0)	—	(7.0)	—
Proceeds from the Divestiture	—	734.5	—	734.5
Cash (Used in) Provided by Investing Activities	(29.9)	723.4	(42.4)	713.8
Financing Activities
Debt repayments	(0.2)	(299.0)	(0.2)	(339.0)
Purchase of treasury stock	(1.4)	(0.5)	(3.3)	(0.6)
Proceeds from the exercise of stock options	2.4	8.0	2.6	11.4
Cash Provided by (Used in) Financing Activities	0.8	(291.5)	(0.9)	(328.2)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	0.8	(7.2)	1.9	(3.8)
(Decrease) Increase in Cash and Cash Equivalents	(60.2)	328.0	(96.4)	311.4
Cash and Cash Equivalents - Beginning of Period	348.3	203.1	384.5	219.7
Cash and Cash Equivalents - End of Period	$288.1	$531.1	$288.1	$531.1

AVANOS MEDICAL, INC.
SELECTED BUSINESS AND PRODUCTS DATA
(unaudited)
(in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	Change	2019	2018	Change
Chronic care	$102.3	$97.1	5.4%	$202.3	$194.2	4.2%
Pain management	69.9	63.8	9.6	134.1	123.1	8.9
Total Net sales	$172.2	$160.9	7.0%	$336.4	$317.3	6.0%

		Total	Volume(a)	Pricing/Mix	Currency	Other(b)
Net Sales - percentage change	QTD	7%	10%	(3)%	(1)%	1%
	YTD	6%	8%	(2)%	(1)%	1%
_______________________________________________

(a)	Volume includes incremental sales of Game Ready products.

(b)	Other includes rounding.